SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report Under to Section 13 or 15(d) of
The Securities Exchange Act of 1934


Date of Report (date of earliest event reported): October 27, 1995 Commission File Number: 1-10013


Larson Davis Incorporated
(Exact Name of Registrant as Specified in its Charter)


           Nevada                              87-0429944
(State or other jurisdiction of             (IRS Employer
incorporation or organization)              Identification No.)


1681 West 820 North, Provo, Utah                       84601
(Address of Principal Executive Offices)             (Zip Code)


Registrant's Telephone Number, Including Area Code:
(801) 375-0177


(Former name, former address, and formal fiscal year, if changed since last report)



Page 1 of _____ consecutively numbered pages, including exhibits.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Larson Davis Incorporated (the "Company") completed the acquisition of Sensar Corporation, a Utah corporation ("Sensar"), as a wholly-owned subsidiary on October 27, 1995.

Sensar holds manufacturing and distribution rights to patented proprietary technology with respect to a time-of-flight mass spectrometer designed to detect smaller quantities of impurities in gas vapors than is possible with competing instruments with a much quicker analysis time. Sensar has a great deal of expertise in mass spectrometry, which is used for chemical analysis, chemical separation, isotope identification, and impurity detection. Sensar has sold a limited number of its newly-developed analyzers and does not have significant ongoing revenues. Sensar's instrumentation is currently being used by Micron and Atmel in connection with the fabrication of semiconductors, and it is anticipated that future sales of this product will also be in the semiconductor industry. Sensar also has conducted research and development with respect to instrumentation with applications outside the semiconductor industry, although these technologies have not yet been reduced to marketable products.

The technology was developed by Dr. Milton Lee at Brigham Young University ("BYU"). BYU holds the patent on the mass spectrometry technology exclusively licensed to Sensar as well as several related technologies. The Company also entered into a letter of understanding with BYU to negotiate the acquisition of rights to certain of these related technologies from BYU.

Under the terms of the agreement, the Company acquired all of the issued and outstanding stock of Sensar in exchange for the issuance of an aggregate 617,722 shares of restricted common stock of the Company. The number of shares was determined by assigning a negotiated value of $0.70 per share to the shares of Sensar and using the average closing price of the Company's stock for the five trading days preceding the closing of $5.15. In addition, the Company provided Sensar with an aggregate of $260,000 to permit the prior redemption of 1,300,000 shares of Sensar common stock. The Company will also acquire 100,000 shares from a shareholder of Sensar who exercised his dissenters' rights in connection with the transaction. The Company will prepay a portion of an obligation of Sensar to a commercial financial institution and will provide a guarantee of the balance of such obligation in order to obtain the release of a personal guarantee with respect to such obligation given by a shareholder of Sensar. In connection with this release, 600,000 shares of Sensar will be cancelled. The Company is using proceeds it received from the exercise of issued and outstanding warrants to fund its obligations in connection with this acquisition.

The Company entered into personal service agreements with Dr.
Milton L. Lee and Dr. Edgar D. Lee in connection with the closing. In addition, the Company has employed two additional former employees of Sensar.

Dr. Milton L. Lee is a founder and chairman of the board of Sensar. He is the H. Tracy Hall Professor of Chemistry at Brigham Young University, where he has taught since 1976. In addition to providing services to the Company, Dr. Lee will continue in his position with BYU. Dr. Lee founded and is the editor of the Journal of MicroColumn Separations and serves on the editorial advisory boards of Chromatographia, Journal of Supercritical Fluids, and Polycyclic Aromatic Compounds. Dr. Lee is the co-author of two books and over 330 scientific publications.
Dr. Lee has received numerous awards for his contributions in chemical analysis and is listed as the inventor on nine patents.

Dr. Lee is a member of the American Chemical Society, Sigma Xi, and the Scientific Organizing Committee of the International Symposia on Capillary Chromatography. He received his B.A. in Chemistry from the University of Utah in 1971, and his Ph.D. in Analytical Chemistry from Indiana University in 1975.

Dr. Edgar D. Lee is a founder and vice-president of research of Sensar and serves as an adjunct researcher at Brigham Young University. Dr. Lee will become a full-time employee of the Company and has extensive experience in a number of areas of mass spectrometry. Dr. Lee has co-authored 21 published articles and 45 technical papers in this field. Dr. Lee is also the co-holder of three patents in his areas of expertise. Prior to founding Sensar in 1990, Dr. Lee was employed at Midwest
Research Institute from December 1988 through August 1990, first as a mass spectrometrist and later as a senior mass spectrometrist. While at Midwest Research Institute, Dr. Lee was responsible for research, development, and implementation of state-of-the-art mass spectrometric techniques at its Center for Advanced Instrumentation.

Dr. Lee is a member of the American Chemical Society and the American Society for Mass Spectrometry. He pursued undergraduate chemistry studies at Utah State University and was awarded a B.A. in Chemistry in 1984 from Brigham Young University. Dr. Lee received a Ph.D. in Analytical Toxicology, with emphasis in Analytical Chemistry and Instrumentation Engineering in 1988 from Cornell University.

ITEM 7.  EXHIBITS

Sensar had not prepared current audited financial statements in the ordinary course of its business, making it impracticable to provide the financial statements and pro forma information required under this form. Such financial statements and pro forma information will be prepared and filed not later than 60 days subsequent to the due date for this report.

Exhibit         SEC
  No.      Reference No.    Description                    Location

   1            (10)        Agreement and Plan of          This Filing
                            Reorganization between
                            Larson Davis Incorporated
                            and Sensar Corporation
                            dated October 27, 1995



SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 10, 1995           LARSON DAVIS INCORPORATED


                                    By  /s/ Dan J. Johnson
                                      Dan J. Johnson, Vice-President
                                      Secretary/Treasurer
                                      (Principal Financial and
                                      Accounting Officer)

AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as this "Agreement"), is entered into this 27th day of October, 1995, by and among LARSON DAVIS INCORPORATED, a Nevada corporation ("Larson Davis"), NEWCO, INC., a Utah corporation and a wholly-owned subsidiary of Larson Davis ("NewCo"), SENSAR CORPORATION, a Utah corporation ("Sensar"), MILTON L. LEE, and EDGAR D. LEE, individuals (Milton L. Lee and Edgar D. Lee are parties to this Agreement for the limited purposes set forth in paragraphs 2.11 and 6.07), based on the following:

Premises

A. Larson Davis is a publicly-held corporation engaged in the development, design, and manufacture of precision instrumentation and related software for, among other things, application in the environmental sciences industry.

B. Sensar is a privately-held corporation engaged in the development, design, and manufacture of time of flight mass spectrometers and other technologies for the separation and identification of the chemical components of liquids, gases, and solids.

C. The parties have held discussions concerning the acquisition of the technologies of Sensar by Larson Davis.

D. Milton L. Lee and Edgar D. Lee are both individuals, officers, and shareholders of Sensar Corporation. As part of the transaction contemplated herein, both individuals will enter into agreements to provide services to Sensar (the "Service Agreements"). A portion of the shares of Larson Davis stock to be received by Messrs. Lee in exchange for their stock in Sensar will be placed into escrow and will be released incrementally; provided that, they are not in breach of the Service Agreements.

E.  NewCo is a newly formed, wholly-owned subsidiary of Larson
Davis.

F. The parties have agreed that NewCo will be merged with and into Sensar with Sensar surviving as a wholly-owned subsidiary of Larson Davis, on the terms, and subject to the conditions, set forth in this Agreement.

G. The acquisition of Sensar by Larson Davis shall be effected through the reorganization of Sensar with NewCo, with Sensar as the surviving entity. In connection with the transaction, the outstanding shares of common stock of Sensar will be cancelled in exchange for shares of restricted voting common stock of Larson Davis and cash with the result that NewCo will be merged with and into Sensar, all for the purposes of accomplishing a "reorganization" pursuant to sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. After consummation of the transaction, Sensar shall succeed to the business, assets, and liabilities of Sensar and NewCo and shall thereafter continue as a wholly-owned subsidiary of Larson Davis.

Agreement

NOW, THEREFORE, based on the stated premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:


ARTICLE I
DEFINITIONS

When used herein, the following terms shall have the meanings indicated:

Section 1.01 Closing. The consummation of the transactions contemplated by this Agreement.

Section 1.02  Closing Date.  The date on which the Closing occurs.

Section 1.03  Code.  The Internal Revenue Code of 1986, as amended.

Section 1.04 Effective Date. The date, as defined in the articles of merger or plan of merger, on which the merger of Sensar with and into NewCo shall become effective in accordance with the laws of the state of Utah.

Section 1.05 Exchange Act. The Securities Exchange Act of 1934, as amended.

Section 1.06 Exchanged Larson Davis Stock. The shares of Larson Davis Common Stock to be issued and delivered by Larson Davis pursuant to this Agreement in exchange for the shares of Sensar Stock issued and outstanding on the Closing Date in order to consummate the merger of NewCo with and into Sensar.

Section 1.07 GAAP. Generally accepted accounting principles, as in effect on the date of determination, applied on a consistent basis.

Section 1.08 Larson Davis Common Stock. The authorized common stock, par value $0.001 per share, of Larson Davis.

Section 1.09  SEC.  The United States Securities and Exchange
Commission.

Section 1.10 Securities Act. The Securities Act of 1933, as amended.

Section 1.11  Sensar.  Sensar Corporation, a Utah corporation.

Section 1.12 Sensar Stock. The 6,544,656 shares of common stock of Sensar, par value $0.02 per share, currently issued and outstanding, which are to be redeemed for cash or converted into shares of Exchanged Larson Davis Stock pursuant to the terms of this Agreement.


ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SENSAR

As an inducement to, and to obtain the reliance of Larson
Davis and NewCo, Sensar represents and warrants as follows:

Section 2.01 Organization. Sensar is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Sensar. Included in the Sensar Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Sensar as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Sensar's articles of incorporation or bylaws.

Section 2.02 Approval of Agreement. The board of directors of Sensar has authorized the execution and delivery of this Agreement by Sensar and has approved the consummation of the transactions contemplated hereby. Included in the Sensar Schedules is a signed copy of a consent duly adopted by the board of directors of Sensar evidencing such approval. Prior to Closing, Sensar shall obtain approval of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by its shareholders. Sensar will provide a copy of such approval, certified by the secretary of Sensar, to Larson Davis in connection with the Closing. Subject to such shareholder approval, Sensar has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation, its bylaws, or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

Section 2.03 Capitalization. The authorized capitalization of Sensar consists of 5,000,000 shares of preferred stock, no par value, of which no shares are currently issued and outstanding, and 10,000,000 shares of common stock, par value $0.02 per share, of which 6,544,656 shares are currently issued and outstanding. No shares of Sensar are reserved for issuance on the exercise of warrants or the conversion of other securities, or the exercise of any other call, commitment, or right to which Sensar is a party or to which it is subject. All issued and outstanding shares of Sensar are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

Section 2.04 No Subsidiary or Predecessor. Sensar does not own, beneficially or of record, any equity securities in any other entity. Since inception, Sensar has not had any predecessor, as that term is defined under GAAP.

Section 2.05  Financial Information.

(a) Included in the Sensar Schedules are the unaudited balance sheets of Sensar as of September 22, 1995, and the related unaudited statements of income and retained earnings for the period then ended.

(b) Such financial information has not been audited but has been prepared in accordance with GAAP, except as disclosed in the Sensar Schedules. Sensar did not have, as of the date of the included balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet prepared in accordance with GAAP and all assets reflected therein present fairly the assets of Sensar, as if such statements were prepared in accordance with GAAP. The statement of income presents fairly the information required to be set forth therein as if such statements were prepared in accordance with GAAP.

(c) The books and records of Sensar and its accounting practices are sufficient to permit the preparation of audited financial statements in accordance with GAAP and regulation S-B adopted under the Exchange Act. Sensar will maintain and preserve its books and records in such a fashion so as to permit the preparation of historical audited financial statements as may be required by the Exchange Act and the rules and regulations adopted thereunder. Sensar will cooperate fully and assist in the preparation of any such financial statements.

(d) Sensar has filed all tax returns and, except as set forth in the Sensar Schedules, all reports as required by law. All such returns and reports are accurate and correct in all material respects. There are no income taxes currently due to the federal or state governments that have not been paid. Sensar does not have any liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the balance sheet included in the Sensar Schedules and all such dates and years and periods prior thereto and for which Sensar may be liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of such federal income tax returns has been audited or is currently being audited by the Internal Revenue Service. Sensar has not elected to be treated as an S corporation pursuant to section 1362(a) of the Code or a collapsible corporation pursuant to section 341(f) of the Code, and Sensar has not made any other election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material adverse effect on Sensar, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Sensar.

(e) The books and records, financial and otherwise, of Sensar are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of Sensar. Sensar has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f) Except as set forth in the Sensar Schedules, the balance sheet included in the Sensar Schedules, or in the notes thereto, Sensar
(i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of Sensar, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due Sensar for the total dollar amount thereof shown on the books of Sensar and resulted from the regular course of its business; and (ii) the accounts receivable, invoices, and debts set forth on the Sensar balance sheets arose in the ordinary course of business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by Sensar or successor personnel and without resorting to litigation and in any event not later than 90 days after the date billed.

Section 2.06 Information. The information concerning Sensar set forth in this Agreement and in the Sensar Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.07 Options or Warrants. There are no existing warrants, calls, commitments, or other rights of any character relating to authorized and unissued Sensar Stock or other securities of Sensar.

Section 2.08 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the Sensar Schedules, since the date of the balance sheet included in the Sensar Schedules:

(a) There has not been (i) any material adverse change in the business, operations, assets, or condition of Sensar, except for changes occurring as a result of transactions in the normal course of business of Sensar, or (ii) any damage, destruction, or loss to Sensar (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of Sensar;

(b) Sensar has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Sensar; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions,
(vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $3,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) Sensar has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet included in the Sensar Schedules and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Sensar; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) Sensar has not become subject to any law or regulation which materially and adversely affects the business, operations, properties, assets, or condition of Sensar.

Section 2.09  Title to Personal and Real Property.

(a) Except as disclosed in the balance sheet included in the Sensar Schedules, Sensar has good and marketable title to all its properties, inventory, know-how, interests in properties, and assets, which are reflected in the balance sheet included in the Sensar Schedules or acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business) or are used in Sensar's business, free and clear of all material mortgages, security interests, royalties, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims for amounts not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and
(iii) as described in the Sensar Schedules. All personal property held by Sensar is in a state of good maintenance and repair, excepting reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

(b)  Sensar does not own any real property in fee simple.

(c) Included in the Sensar Schedules is an accurate and complete list of all personal property owned by Sensar or used in its business and having a purchase price of over $10,000, together with a description of any mortgages, financing instruments, or other encumbrances to the title to such properties. Also included in the Sensar Schedules are copies of all leases for real and personal property to which Sensar is a party. Except as disclosed in the Sensar Schedules, each such lease is in full force and effect; all rents and additional fees due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence, or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition, or act, which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease, the occurrence of which would have a material adverse affect on Sensar. Except as set forth in the Sensar Schedules, Sensar has not violated any of the terms or conditions under any such lease in any material respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed. The property leased by Sensar is in a state of good maintenance and repair, except reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

Section 2.10 Intellectual Property. Sensar holds the exclusive rights to the commercial exploitation of the technology licensed to Sensar under the License Agreement with Brigham Young
University ("BYU") dated December 4, 1990 (the "Technology License"). Sensar owns the entire right, title, and interest to the technology identified in U.S. Patent No. 5428357 and to all other trade secrets, technology, know-how, tradenames, trademarks, servicemarks, and other proprietary information owned by, or used in connection with the business of, Sensar, including all copyrights, patents, patent applications, registrations, and applications with respect thereto (collectively the "Intellectual Property"). Except as set forth in the Sensar Schedules, such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. No employee or former employee of Sensar owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property. Milton L. Lee and Edgar D. Lee hereby waive, assign, and transfer to Sensar any and all rights or claims they may have to the Intellectual Property. None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance, or attachment. Except as set forth in the Sensar Schedules, there are no pending or threatened proceedings, litigation, or other adverse claims to the Intellectual Property of which Sensar is aware. The Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Sensar as now being conducted and as proposed to be conducted.

Section 2.11 Litigation and Proceedings. Except as set forth in the Sensar Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of Sensar or its officers and directors, threatened in writing by or against Sensar or affecting Sensar or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Sensar is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 2.12  Contracts.

(a) Included in the Sensar Schedules is a description of every contract, agreement, distributorship, franchise, license, or other agreement, arrangement, or commitment to which Sensar is a party or by which its assets or properties are bound, which calls for the payment by Sensar of more than $2,000 a month, or $24,000 in the aggregate;

(b) Except as described in this Agreement or in the Sensar Schedules, Sensar is not a party to or bound by, and the properties of Sensar are not subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Sensar can now reasonably foresee) materially and adversely affect, the business operations, properties, assets, or financial condition of Sensar; and

(c) Except as included or described in the Sensar Schedules or reflected in the accompanying Sensar balance sheet, Sensar is not a party to any oral or written (i) contract for the employment of any officer, director, or employee, whose compensation is greater than $3,000 per month, which is not terminable on 30 days
(or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money in amounts greater than $1,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement;
(vii) agreement with any present or former officer or director of Sensar whose compensation was or is greater than $3,000 per month; or (viii) other contract, agreement, or other commitment, except normal ongoing monthly operating expenses, involving payments by it in the future of more than $10,000 in the aggregate per contract.

Section 2.13 Material Contract Defaults. Except as set forth in the Sensar Schedules, Sensar is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of Sensar, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Sensar has not taken adequate steps to prevent such a default from occurring.

Section 2.14 Insurance Claims. Except as set forth in the Sensar Schedules, during the last three years, Sensar has not received, or informed its insurance carriers of, any claims for damages, whether or not covered by insurance, for amounts greater than $5,000. Sensar is not currently aware of any pending or unasserted claims.

Section 2.15 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Sensar is a party or to which any of its properties or operations are subject, which would have a material adverse affect on Sensar.

Section 2.16 Governmental Authorizations. Sensar has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently contemplated. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Sensar of this Agreement and the consummation by Sensar of the transactions contemplated hereby.

Section 2.17 Compliance With Laws and Regulations. Sensar has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or financial condition of Sensar or except to the extent that noncompliance would not result in the incurrence of any material liability for Sensar. Included in the Sensar Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1991, evidencing a violation or possible or alleged violation of any of the foregoing.

Section 2.18 Insurance. Included in the Sensar Schedules is a complete list of all business liability, casualty, automobile, extended coverage, and other insurance policies which Sensar maintains respecting its products, services, business, properties, and employees, showing for each type of coverage the policy limits, principal exclusions, deductibles, insurer, and other relevant information. Such policies are in full force and effect and are free from any right of termination by the insurance carriers. All of the insurable properties of Sensar are insured for its benefit in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility.

	Section 2.19	Transactions With Affiliates.  Set forth in
the Sensar Schedules is a description of every contract, agreement, or arrangement between Sensar and any person who is or has ever been during the previous three years an officer or director of Sensar or person owning of record, or known by Sensar to own beneficially, 5% or more of the issued and outstanding common stock of Sensar and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of Sensar and the amount paid or received, whether in cash, in services, or in kind, was, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Sensar than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the Sensar Schedules or otherwise disclosed herein, no officer or director of Sensar or 5% shareholder of Sensar has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with Sensar. The Sensar Schedules also include a description of any commitment by Sensar, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

Section 2.20 Labor Agreements and Actions. Sensar is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives, or agents of Sensar. There is no strike or other labor dispute involving Sensar pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Sensar or (as such business is presently conducted and as it is proposed to be conducted), and Sensar is not aware of any labor organization activity involving its employees. Sensar is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Sensar, nor does Sensar have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Sensar Schedules, the employment of each officer and employee of Sensar is terminable at the will of Sensar.

Section 2.21 Pension Reform Act of 1974. Except as set forth in the Sensar Schedules, Sensar does not have any unfunded pension liability to the Pension Benefit Guaranty Corporation or any other person or entity in connection with any retirement, pension plan, or similar arrangement.

Section 2.22 Sensar Schedules. Sensar has delivered to Larson Davis the following schedules, which are collectively referred to as the "Sensar Schedules." The Sensar Schedules shall be updated through the date of Closing and shall be certified by the chief executive officer of Sensar as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of Sensar in effect as of the date of this Agreement as referred to in section 2.01;

(b) A schedule containing copies of resolutions adopted by the board of directors of Sensar approving this Agreement and the transactions herein contemplated as referred to in section 2.02;

(c)  A schedule including the financial information identified in section 2.05;

(d) A schedule including copies of all federal income tax returns filed for the years ended December 31, 1994, 1993, and 1992, identified in section 2.05;

(e) A schedule listing the accounts receivable and notes and other obligations receivable of Sensar as of the date of the most recent balance sheet included in the Sensar Schedules or that arose thereafter other than in their ordinary course of business, indicating the debtor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, due to or claimed by such debtors;

(f) A schedule listing the accounts payable and notes and other obligations payable of Sensar as of the date of the most recent balance sheet included in the Sensar Schedules or that arose thereafter other than in the ordinary course of the business of Sensar, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, payable to Sensar from any one such creditor;

(g) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or financial condition of Sensar since the most recent balance sheet included in the Sensar Schedules, required to be provided pursuant to section 2.08 hereof;

(h) Copies of all agreements or arrangements and all written statements of practice followed with regard to the payment of compensation, bonuses, deferred compensation, profit sharing, pension, vacation, retirement, or other compensation benefits to officers, directors, or employees whose monthly compensation exceeds $3,000 (and descriptions of any such agreements, arrangements, or practices which are not in writing), together with a schedule setting forth the name or identification of each officer, director, or employee whose monthly compensation exceeds $3,000 and of each former officer or former employee of Sensar who is currently being paid or who is entitled to, or may become entitled to, compensation in amounts greater than $3,000 per month of any of such compensation benefits and the rate or amounts thereof and showing the nature of any family relationship of such person to each stockholder owning 5% or more of the common stock of Sensar;

(i) A schedule containing a description of all personal property owned by Sensar or used in its business and having a purchase price of over $10,000, including a description of every material mortgage, financing instrument, or encumbrance to which such personal property of Sensar is subject (except statutory liens or claims not yet delinquent and except liens, claims, encumbrances, or equities which do not or in the future will not materially detract from or interfere with the present or proposed use of the property subject thereto or affected thereby);

(j) A schedule containing a description of each lease, rental agreement, or similar instrument, including a description of each oral arrangement;

(k) A schedule setting forth the litigation and proceedings as referred to in section 2.11;

(l) A schedule listing all material contracts, agreements, franchises, license agreements, or other commitments to which Sensar is a party or by which their properties are bound, as referred to in section 2.13, but excluding those with affiliates which are described in section 2.19;

(m)  A schedule of any insurance claims as referenced in
section 2.14;

(n) Copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Sensar carries on or proposes to carry on its business (except those which are immaterial to the present or proposed business of Sensar), as referred to in section 2.16;

(o) A schedule describing the matters regarding compliance with laws and regulations, as referred to in section 2.17;

(p) A schedule showing details of all insurance coverage as referred to in section 2.18;

(q) A schedule containing a description of all material contracts, leases, agreements, and other instruments between Sensar and any affiliates, as referred to in section 2.19;

(r) A schedule showing the name and location of each bank or other institution in which Sensar has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto;

(s) Copies of all powers of attorney given by Sensar now in effect or to be in effect; and

(t) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Sensar Schedules by sections 2.01 through 2.21.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF LARSON DAVIS
AND NEWCO

As an inducement to, and to obtain the reliance of, Sensar, Larson Davis and NewCo represent and warrant as follows:

Section 3.01 Organization. Larson Davis and NewCo are corporations duly organized, validly existing, and in good standing under the laws of the state of Nevada and Utah, respectively, and have the corporate power to own all of their properties and assets and to carry on their business in all material respects as it is now being conducted, and there is no jurisdiction in which they are not so qualified in which either the character and location of the assets owned by them or the nature of the business transacted by them requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Larson Davis and NewCo, respectively. Included in the Larson Davis Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Larson Davis and NewCo in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of Larson Davis or NewCo. Larson Davis and NewCo have full power, authority, and legal right and have taken all action required by law, their articles of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.02 Approval of Agreements. The boards of directors of Larson Davis and NewCo, respectively, have authorized the execution and delivery of this Agreement by Larson Davis and NewCo and have approved the consummation of the transactions contemplated hereby. Included in the Larson Davis Schedules are copies of resolutions duly adopted by the boards of directors of Larson Davis and NewCo evidencing such approval. Larson Davis and NewCo, respectively, have full power, authority, and legal right, and have taken all action required by law, their articles of incorporation, their bylaws, or otherwise, to execute this Agreement and consummate the transactions contemplated hereby.

Section 3.03 Capitalization. The authorized capitalization of Larson Davis consists of 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding, and 290,000,000 shares of Larson Davis Common Stock, par value $0.001 per share, of which 7,586,726 shares are issued and outstanding. In addition, Larson Davis has reserved 3,097,135 shares of Larson Davis Common Stock for issuance on the exercise of outstanding and committed options and warrants. All issued and outstanding shares of Larson Davis Common Stock are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shares of Exchanged Larson Davis Stock to be issued pursuant to this Agreement are validly authorized and will be, when issued, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. The authorized capitalization of NewCo consists of 1,000 shares of common stock, par value $0.001 per share, of which all shares are issued and outstanding and held solely by Larson Davis (the "NewCo Common Stock").

Section 3.04 Financial Statements. NewCo has no assets or liabilities and has not conducted any operations as of this date.
Therefore, NewCo has not prepared any financial statements.

(a) Included in the Larson Davis Schedules are the audited balance sheet of Larson Davis as of June 30, 1995, and the related audited statements of income, stockholders' equity, and cash flows for each of the three fiscal years ended June 30, 1995, 1994, and 1993, including the notes thereto, together with the related opinions of the independent certified public accountants of Larson Davis.

(b) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved.
The balance sheets of Larson Davis present fairly, as of their respective dates, the financial position of Larson Davis.
Larson Davis did not have, as of the date of any of such Larson Davis balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP, and all assets reflected therein present fairly the assets of Larson Davis, in accordance with GAAP. The statements of operations, stockholders' equity, and cash flows present fairly the information required to be set forth therein under GAAP. Larson Davis has maintained and will continue to maintain a standard system of accounting in a manner permitting the preparation of financial statements in accordance with GAAP.

(c) All such financial statements have been prepared in accordance with regulation S-B promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC.

(d) Larson Davis has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. Larson Davis has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent Larson Davis balance sheets and all such dates and years and periods prior thereto and for which Larson Davis may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of such federal income tax returns have been audited or is currently being audited by the Internal Revenue Service. Larson Davis has not elected pursuant to the Code to be treated as an S corporation pursuant to section 1362(a) of the Code or a collapsible corporation pursuant to section 341(f) of the Code, nor has Larson Davis made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material adverse effect on Larson Davis, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Larson Davis.

(e) The books and records, financial and otherwise, of Larson Davis are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Larson Davis. Larson Davis has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) Except as set forth in the latest balance sheets of Larson Davis or in the notes thereto, Larson Davis (i) has good and marketable title to its receivables, and other debts due or recorded in the records and books of Larson Davis, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Larson Davis and resulted from the regular course of its business.

Section 3.05  Information.  The information concerning Larson
Davis and NewCo set forth in this Agreement and in the Larson Davis Schedules and in all filings and reports made by Larson Davis with and to the SEC is complete and accurate in all material respects and, as of the date of such information, does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.06 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the Larson Davis Schedules, since the date of the most recent Larson Davis balance sheet described in section 3.04 and included in the Larson Davis Schedules:

(a) There has not been (i) any material adverse change in the business, operations, assets, or condition of Larson Davis or NewCo or (ii) any damage, destruction, or loss to Larson Davis or NewCo (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of Larson Davis or NewCo;

(b) Larson Davis and NewCo have not (i) amended their articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material; (iv) made any change in its method of management, operation, or accounting which is material to Larson Davis or NewCo; or (v) entered into any other transaction which is material to Larson Davis or NewCo;

(c) Larson Davis and NewCo have not granted or agreed to grant any options, warrants, or other rights for their respective stocks, bonds, or other corporate securities calling for the issuance thereof; and

(d) To the best knowledge of Larson Davis and NewCo, Larson Davis and NewCo have not become subject to any law or regulation which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, properties, assets, or financial condition of Larson Davis or NewCo.

Section 3.07 Material Contract Defaults. Larson Davis and NewCo are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Larson Davis or NewCo, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Larson Davis or NewCo has not taken adequate steps to prevent such a default from occurring.

Section 3.08 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Larson Davis or NewCo is a party or to which any of their properties or operations are subject which would have a material adverse affect on Larson Davis or NewCo.

Section 3.09 Governmental Authorizations. Except as set forth in the Larson Davis Schedules, to the best knowledge of Larson Davis and NewCo, they have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date hereof or as presently contemplated. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, to the best of their knowledge, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Larson Davis or NewCo of this Agreement and the consummation by Larson Davis and NewCo of the transactions contemplated hereby.

Section 3.10 Compliance With Laws and Regulations. Except as set forth in the Larson Davis Schedules, Larson Davis and NewCo have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Larson Davis or NewCo or except to the extent that noncompliance would not result in the incurrence of any material liability for Larson Davis or NewCo. Included in the Larson Davis Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1991, evidencing a violation or possible or alleged violation of any of the foregoing.

Section 3.11 Labor Agreements and Actions. Larson Davis and NewCo are not bound by or subject to (and none of their assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the best knowledge of Larson Davis or NewCo, has sought to represent any of the employees, representatives, or agents of Larson Davis or NewCo. There is no strike or other labor dispute involving Larson Davis or NewCo pending, or to the best knowledge of Larson Davis or NewCo threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of Larson Davis or NewCo (as such business is presently conducted and as it is proposed to be conducted), nor is Larson Davis or NewCo aware of any labor organization activity involving its employees. Larson Davis and NewCo are not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Larson Davis or NewCo, nor does Larson Davis or NewCo have a present intention to terminate the employment of any of the foregoing. Except as set forth in the Larson Davis Schedules, the employment of each officer and employee of Larson Davis and NewCo is terminable at the will of Larson Davis or NewCo.

Section 3.12 Pension Reform Act of 1974. Neither Larson Davis nor NewCo have any unfunded pension liability to the Pension Benefit
Guaranty Corporation or any other person or entity in connection with any retirement, pension plan, or similar arrangement.

Section 3.13 Larson Davis Schedules. Larson Davis has delivered to Sensar the following schedules, which are collectively referred to as the "Larson Davis Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and updated through the date of Closing, and instruments and data as of such date, or the date indicated on such schedules, all certified by the chief executive officer of Larson Davis as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of Larson Davis and NewCo in effect as of the date of this Agreement, as referred to in section 3.01;

(b) A schedule containing copies of resolutions adopted by the boards of directors of Larson Davis and NewCo approving this Agreement and the transactions herein contemplated as referred to in section 3.02;

(c) A schedule containing the annual report of Larson Davis on form 10-KSB for the year ended June 30, 1995;

(d) A schedule setting forth a description of any material change in the business, operations, assets, or condition of Larson Davis or NewCo since June 30, 1995, required to be provided pursuant to section 3.06 hereof; and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Larson Davis Schedules by sections 3.01 through 3.12.


ARTICLE IV
PLAN OF REORGANIZATION

Section 4.01  Terms of the Reorganization.  The acquisition of
Sensar as a wholly-owned subsidiary of Larson Davis, shall be completed, subject to all of the terms, covenants, and conditions set forth in this Agreement, as follows:

(a) Sensar shall reduce the number of its issued and outstanding common stock by 1,900,000 so that no more than 4,644,656 shares are issued and outstanding. Larson Davis shall assist in this by assuming in connection with the closing, the outstanding obligation of Sensar with regard to a line of credit currently guaranteed by Dennis Webb in consideration of the cancellation of 600,000 shares of Sensar Stock held by Mr. Webb and by providing $260,000 to be used by Sensar to redeem 1,300,000 shares of Sensar Stock, 700,000 of such shares being currently held by Doug Lloyd and 600,000 of such shares being currently held by Garth Weber.

(b) Larson Davis shall issue to the shareholders of Sensar, in exchange for all such shares of Sensar Stock then issued and outstanding, that number of shares of Exchanged Larson Davis Stock determined by multiplying the number of shares of Sensar Stock issued and outstanding at the Closing by $0.70 and dividing the resulting product by the average closing price for the Larson Davis Common Stock as reported by Nasdaq for the five trading days preceding the Closing.

(c) In the event that shareholders of Sensar exercise dissenter's rights under applicable Utah law, the parties will offer to pay such shareholders $0.20 per share of Sensar Stock. To the extent that such rights are exercised, the number of shares of Larson Davis Common Stock to be issued pursuant to this Agreement will be proportionately reduced.

Section 4.02 The Merger. The articles of merger and plan of merger shall provide for the merger of NewCo with and into Sensar, with Sensar as the surviving entity. The merger shall result in the following:

(a) The Sensar Stock shall be converted into the Exchanged Larson Davis Stock. The shares of Larson Davis Common Stock to be issued shall not be registered under the Securities Act or applicable state securities laws and the certificates representing such shares shall contain the legend set forth in section 5.02.

(b) On the Effective Date of the merger, the shareholders of Sensar shall, on the surrender of the certificate or certificates representing the Sensar Stock, receive a certificate or certificates evidencing shares of the Exchanged Larson Davis Stock as provided herein.

(c) On the Effective Date of the merger, the Sensar Stock shall be cancelled and all rights in respect thereof shall cease.

(d) On the Effective Date of the Merger, Sensar shall issue 1,000 shares of its stock, constituting all of the issued and outstanding stock of Sensar, to Larson Davis. Sensar shall continue as a wholly-owned subsidiary of Larson Davis.

(e) On the effective date of the merger, the current members of the board of directors of Sensar shall resign and Brian G. Larson, Larry J. Davis, and Dan J. Johnson shall be elected to fill the vacancies created thereby and to serve as directors of Sensar until their resignation or their replacements have been duly elected and qualified.

Section 4.03 Tax Obligations. The shareholders of Sensar shall be solely responsible for any tax due from such shareholders with respect to the receipt by the shareholders of the consideration set forth in section 4.01 of this Agreement.

Section 4.04  Closing Events.  At the Closing,

(a) NewCo and Sensar shall execute and deliver multiple copies of the articles of merger and related plan of merger in the forms attached hereto as Exhibit "A" and incorporated herein by reference and all other documents necessary to effectuate the merger herein contemplated, all in such form as shall be acceptable to the parties hereto and their respective legal counsel and shall file such articles of merger and related plan of merger with the state of Utah;

(b) Each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all articles of merger, plans of merger, certificates, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, including the Service Agreements; and

(c) In addition to the foregoing, each of the parties shall execute and deliver such additional documents as may reasonably be required in order to effectuate the transactions herein contemplated in accordance with the requirements of the Code and shall treat such transactions for all tax purposes consistently with the other parties' treatment thereof and with such characterization as a reorganization under Code sections 368(a)(1)(A) and 368(a)(2)(D).

Section 4.05 Effective Date. For corporate law purposes, the Effective Date of the merger shall be the date, as defined in the articles of merger or plan of merger, on which the merger of Sensar with and into NewCo shall become effective in accordance with the laws of the state of Utah. To the extent permitted by GAAP, the effective date for financial reporting purposes shall be November 1, 1995.

Section 4.06 Effect of Merger. On the Effective Date of the merger, NewCo and Sensar shall cease to exist separately, and NewCo shall be merged with and into Sensar, the surviving corporation, in accordance with the provisions of this Agreement, the articles of merger, and the plan of merger, and in accordance with the provisions of and with the effect provided in the corporation laws of the state of Utah. Sensar, as the surviving corporation, shall possess all the rights, privileges, franchises, and trust and fiduciary duties, powers, and obligations, of a private as well as of a public nature, and be subject to all the restrictions, obligations, and duties of each of NewCo and Sensar; all property, real, personal, and mixed, and all debts due to either of NewCo or

Sensar on whatever account and all other things belonging to each of NewCo and Sensar and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter the property of Sensar as they were of NewCo and Sensar; the title to any real estate, whether vested by deed or otherwise, in either NewCo or Sensar shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens on any property of either NewCo or Sensar shall be preserved unimpaired, and all debts, liabilities, and duties of NewCo and Sensar shall thenceforth attach to Sensar and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by Sensar.

Section 4.07  Termination.

(a) This Agreement and the merger contemplated hereby may be terminated at any time prior to the Effective Date by the consent of both Larson Davis and Sensar through action of their respective boards of directors. In the event of termination pursuant to this subparagraph (a) of section 4.07, no obligation, right, remedy, or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

(b) This Agreement and the merger may be terminated at any time prior to the Effective Date by action of Larson Davis' board of directors if Sensar shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Sensar contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this subparagraph (b) of section 4.07, Sensar shall reimburse Larson Davis for its costs and obligations with respect to the negotiation and documentation of this Agreement and the transactions contemplated hereby.

(c) This Agreement and the merger may be terminated at any time prior to the Effective Date by action of Sensar's board of directors if Larson Davis or NewCo shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of Larson Davis or NewCo contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this subparagraph (c) of section 4.07, Larson Davis shall reimburse Sensar for its costs and obligations with respect to the negotiation and documentation of this Agreement and the transactions contemplated hereby.

Section 4.08 Post-Closing Covenants of Larson Davis and Sensar. Subsequent to the Closing of the transactions contemplated by this Agreement, Larson Davis, neither Larson Davis nor Sensar shall undertake (or fail to undertake) any action that would result in the merger failing to qualify as a reorganization within the meaning of section 368(a) of the Code. Larson Davis and Sensar shall execute and deliver any and all documents, instruments, and agreements necessary to effectuate the purposes of this Agreement. All of the provisions of this section 4.08 shall survive the Closing and the consummation of the transactions contemplated herein.


ARTICLE V
THE ACQUISITION OF THE EXCHANGED LARSON DAVIS STOCK

Section 5.01 Sale of Securities. The consummation of this Agreement and the issuance of the Exchanged Larson Davis Stock as contemplated herein constitutes the offer and sale of securities as those terms are defined under the Securities Act and applicable state statutes. Such transaction shall be consummated in reliance on certain exemptions from the registration requirements of the Securities Act and applicable state statutes which depend, among other items, on the circumstances under which such securities are acquired.

Section 5.02 Representations by the Shareholders of Sensar. In order to provide documentation for reliance upon such exemptions, each shareholder of Sensar (a "Shareholder"), in approving this Agreement and the transactions contemplated herein, shall be required to provide Larson Davis with an investment letter containing the following representations and warranties:

(a) The Shareholder has not offered or sold any securities of Sensar or interest in this Agreement and has no present intention of dividing the Exchanged Larson Davis Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(b) The Shareholder acknowledges that neither the Securities and Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Exchanged Larson Davis Stock, and that the acquisition and ownership of the Exchanged Larson Davis Stock involves certain risks.

(c) The Shareholder has received and read this Agreement and the annual report of Larson Davis on form 10-KSB for the year ended
June 30, 1995, and understands the risks related to the consummation of the transactions herein contemplated. The Shareholder has been given an opportunity to meet with and ask questions of management of Larson Davis concerning the business, operations, and assets of Larson Davis and the transactions contemplated by this Agreement.

(d) The Shareholder has such knowledge and experience in business and financial matters that he or she is capable of evaluating
Larson Davis and its business operations.

(e) The Shareholder is acquiring the Exchanged Larson Davis Stock for his or her own account and not with a view for resale to others.

(f) The Shareholder was at no time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of the Exchanged Larson Davis Stock through this Agreement.

(g) The Shareholder has adequate means of providing for the Shareholder's current needs and possible contingencies and have no need now, and anticipate no need in the foreseeable future, to sell the Exchanged Larson Davis Stock. The Shareholder is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, is able to hold the Exchanged Larson Davis Stock to be received for an indefinite period of time and have a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

(h) The Shareholder understands that the Exchanged Larson Davis Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Exchanged Larson Davis Stock may, under certain circumstances, be inconsistent with this exemption and may make the Shareholder an "underwriter" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Exchanged Larson Davis Stock can only be effected in transactions which are not considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the shareholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after two years after the date the Exchanged Larson Davis Stock is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After three years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

(i) The Shareholder acknowledges that the shares of Exchanged Larson Davis Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Larson Davis is under no obligation to register the Exchanged Larson Davis Stock under the Securities Act, except as may be expressly agreed to by it in writing. If rule 144 is available (and no assurance is given that it will be) after two years and prior to three years following the date the shares are fully paid for, only sales of such Exchanged Larson Davis Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. Larson Davis is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event rule 144 is not available, compliance with regulation A or some other disclosure exemption may be required before the Shareholder can sell, transfer, or otherwise dispose of such Exchanged Larson Davis Stock without registration under the Securities Act. Larson Davis' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Exchanged Larson
Davis Stock, and the certificate representing the Exchanged
Larson Davis Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

Section 5.03 Stop Order. Larson Davis may refuse to register transfer of the Exchanged Larson Davis Stock in the absence of compliance with rule 144 unless the Shareholders furnish the issuer with an opinion of counsel reasonably acceptable to Larson Davis stating that the transfer is proper.

Section 5.04 Additional Documentation. In order to more fully document reliance on the exemptions as provided herein, Sensar agrees to obtain from each Shareholder and deliver to Larson Davis such further letters of representation, acknowledgment, suitability, or the like, as Larson Davis and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

Section 5.05 No Legal Opinion. Sensar and Larson Davis acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.


ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF LARSON DAVIS AND NEWCO

The obligations of Larson Davis and NewCo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations. The representations and warranties made by Sensar in this Agreement shall be true as of the Closing, and Sensar shall have performed or complied with all material covenants and conditions required by this Agreement to be performed or complied with by Sensar prior to or at the Closing. Larson Davis and NewCo shall be furnished with certificates, signed by the chief executive officer of Sensar and dated the Closing Date, to the foregoing effect.

Section 6.02 Redemption of Stock. Sensar shall have reduced the number of issued and outstanding shares of Sensar Stock to no more than 4,644,656 by obtaining the agreement of Dennis Webb to cancel 600,000 shares of Sensar Stock held by him on assumption of the bank obligation which Lee guaranteed by Larson Davis and the redemption of an aggregate of 1,300,000 shares currently held by Doug Lloyd and Garth Weber for a total of $260,000.

Section 6.03 Sensar Shareholder Meeting; Dissenter's Rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall be approved by the shareholders of Sensar at a duly noticed and constituted meeting of the shareholders of Sensar. Holders of no more than 1,000,000 shares of Sensar Stock shall exercise any dissenters' rights they may have in connection with such approval.

Section 6.04 License Agreements With Brigham Young University. Larson Davis and/or Sensar shall have entered into a license agreement satisfactory to Larson Davis with Brigham Young University ("BYU") with respect to that Intellectual Property set forth on Exhibit "B" attached hereto and incorporated herein by this reference.

Section 6.05 Officer's Certificate. Larson Davis and NewCo shall have been furnished with a certificate dated the Closing
Date and signed by the duly authorized chief executive officer of Sensar to the effect that:

(a) This Agreement has been duly approved by Sensar's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Sensar by its duly authorized officers pursuant to, and in compliance with, authority granted by Sensar's board of directors;

(b) The representations and warranties of Sensar set forth in this Agreement are true and correct as of the date of the certificate;

(c) There has been no material adverse change since the date of the balance sheet included in the Sensar Schedules in the financial condition, business, or operations of Sensar nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Sensar up to and including the date of the certificate, except as authorized by this Agreement;

(d) All material conditions required by this Agreement to have been met, satisfied, or performed by Sensar and have been met;

(e) The consummation of the transactions contemplated by this Agreement does not violate any material law, regulation, order, writ, injunction, or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge, or encumbrance of any nature upon any of the properties of Sensar, pursuant to any mortgage, resolution, agreement, or instrument to which Sensar is a party;

(f) All material authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents contemplated by this Agreement by Sensar and have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(g) There is no action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened in writing against Sensar, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition of Sensar, the operations or business of Sensar, the acquisition and reorganization contemplated herein.

Section 6.06 Good Standing. Larson Davis and NewCo shall have received a certificate of good standing from the Secretary of State of the State of Utah with respect to Sensar, dated as of a date within ten days prior to the Closing Date, certifying that Sensar is in good standing as a corporation in Utah.

Section 6.07 UCC Certificate. Larson Davis and NewCo shall have received a Utah Uniform Commercial Code certificate as of a date within five days of the Closing Date to the effect that there are no encumbrances of record on the assets of Sensar, other than those disclosed in the Sensar Schedules.

Section 6.08 Personal Service Agreements. Sensar and Milton L. Lee and Edgar D. Lee have entered into personal service agreements in form and substance as the forms attached hereto as Exhibits "C" and "D" and incorporated herein by this reference.

Section 6.09 Escrow of Certain Shares of Exchanged Larson Davis Stock. Larson Davis on the one hand and Milton L. Lee and Edgar D. Lee on the other have entered into an agreement to place one-half of the shares of Exchanged Larson Davis Stock received by them in connection with the acquisition of Sensar into escrow, such shares to be released 20% per year on each of the first five anniversaries of the Closing provided that the respective individuals are then employees of Sensar. In the event that either individual terminates his respective employment, the shares owned by such individual remaining in escrow shall be cancelled. Notwithstanding the foregoing, if at any time the employment is terminated as a result of death, disability, or at the election of Larson Davis for other than Cause, as defined in the Service Agreements, all of the shares held by the affected person shall immediately be released from Escrow.

Section 6.10 Other Items. Larson Davis shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Larson Davis may reasonably request.


ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF SENSAR

The obligations of Sensar under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations. The representations and warranties made by Larson Davis and NewCo in this Agreement shall be true as of the Closing and Larson Davis and NewCo shall have performed and complied with all material covenants and conditions required by this Agreement to be performed or complied with by Larson Davis and NewCo prior to or at the Closing. Sensar shall have been furnished with a certificate, signed by the duly authorized chief executive and principal financial or accounting officer or officers of Larson Davis and NewCo and dated the Closing Date, to the foregoing effect.

Section 7.02 Officer's Certificate. Sensar shall have been furnished with certificates dated the Closing Date and signed by the duly authorized officer or officers of Larson Davis and NewCo to the effect that:

(a) This Agreement has been duly approved by Larson Davis' and NewCo's boards of directors and has been duly executed and delivered in the name and on behalf of Larson Davis and NewCo by duly authorized officers pursuant to, and in compliance with, authority granted by Larson Davis' and NewCo's boards of directors;

(b) The representations and warranties of Larson Davis and NewCo set forth in this Agreement are true and correct as of the date of the certificate;

(c) There has been no material adverse change since the date of the balance sheet included in the Larson Davis Schedules in the financial condition, business, or operations of Larson Davis and NewCo nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Larson Davis and NewCo, up to and including the date of the certificate;

(d) All material conditions required by this Agreement to have been met, satisfied, or performed by Larson Davis and NewCo have been met;

(e) The consummation of the transactions contemplated by this Agreement does not violate any material law, regulation, order, writ, injunction, or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge, or encumbrance of any nature upon any of the properties of Larson Davis and NewCo, pursuant to any mortgage, resolution, agreement, or instrument to which Larson Davis and NewCo is a party;

(f) All material authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents contemplated by this Agreement by Larson Davis and NewCo have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(g) There is no action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened in writing against Larson Davis and NewCo, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition or operation of Larson Davis or NewCo, or the acquisition and reorganization contemplated herein.

Section 7.03 Good Standing. Sensar and the Shareholders shall have received a certificate of good standing from the Secretary of State of Nevada with respect to Larson Davis and Utah with respect to NewCo, dated as of a date within ten days prior to the date of this Agreement, certifying that Larson Davis is in good standing as a corporation in the state of Nevada and NewCo is in good standing as a corporation in the state of Utah.

Section 7.04 Personal Service Agreements With Milton L. Lee and Edgar D. Lee. Sensar shall have entered into personal service agreements with Milton L. Lee and Edgar D. Lee in accordance with the terms and conditions of the form of service agreement attached hereto as Exhibits "C" and "D," respectively, and incorporated herein by this reference (the "Service Agreements").

Section 7.05 Other Items. Sensar shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Sensar may reasonably request.


ARTICLE VIII
MISCELLANEOUS

Section 8.01 Brokers. Larson Davis and Sensar agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, Larson Davis and Sensar each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, resulting from the actions of such party. The covenants set forth in this section 8.01 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 8.02 Indemnification by Sensar. Sensar agrees to indemnify and hold harmless Larson Davis and NewCo each of their respective directors and officers, and each person, if any, who controls Larson Davis or NewCo within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of any representation, warranty, covenant, or agreement in this Agreement by Sensar. The indemnity agreement contained this section 8.02 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Larson Davis and shall survive the consummation of the transactions contemplated by this Agreement for a period of three years after the Closing Date. Sensar shall only be liable for any indemnity provided under this section 8.02 related to loss in excess of $100,000 (in the aggregate) and up to a maximum equal to the consideration received by the Shareholders under section 4.01 hereof (in the aggregate).

Section 8.03 Indemnification by Larson Davis. Larson Davis agrees to indemnify and hold harmless Sensar from and against any and all losses, claims, damages, expenses, liabilities, or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of any representation, warranty, covenant, or agreement in this Agreement by Larson Davis or NewCo. The indemnity agreement contained in this section 8.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Shareholders and shall survive the consummation of the transactions contemplated by this Agreement for a period of three years after the Closing Date. Larson Davis shall only be liable for any indemnity provided under this section 8.03 related to loss in excess of $100,000 (in the aggregate) and up to a maximum equal to the consideration received by the shareholders of Sensar under section 4.01 hereof (in the aggregate).

Section 8.04 Tax Treatment. No representation or warranty is being made or legal opinion given by any party to any other regarding the treatment of this transaction for federal or state income taxation. All parties intend for the transaction to be treated as a "tax-free" reorganization under the provisions of the Code and agree to take all corporate action necessary, to file all tax returns and reports, and prepare financial statements consistent with the treatment of the transaction as a reorganization under sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Although this transaction has been structured in an effort to qualify for treatment under sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes.

Section 8.05 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Utah.

Section 8.06 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Larson Davis or NewCo, to:    Larson Davis Incorporated
                                    Attn:  Dan J. Johnson
                                    1681 West 820 North
                                    Provo, Utah 84601
                                    Fax:  (801) 375-0182
                                    Confirmation:  (801) 375-0177

With copies to:                     Keith L. Pope, Esq.
                                    Kruse, Landa & Maycock, L.L.C.
                                    Eighth Floor, Bank One Tower
                                    50 West Broadway
                                    Salt Lake City, Utah 84101
                                    Fax:  (801) 359-3954
                                    Confirmation:  (801) 531-7090

If to Sensar, to:                   Sensar Corporation
                                    435 West 9160 South
                                    Sandy, Utah 84070
                                    Fax:  (801) 561-1577
                                    Confirmation:  (801) 561-8679

With copies to:                     Arden Engebretsen, Esq.
                                    222 Delaware Avenue
                                    P. O. Box 2306
                                    Wilmington, Delaware 19899
                                    Fax:  (302) 571-1750
                                    Confirmation:  (302) 888-6909

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

Section 8.07 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.08 Costs. Each of the parties shall bear its respective costs associated with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, and other costs and expenses.

Section 8.09 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the Larson Davis Schedules or Sensar Schedules such reference is to information specifically set forth in such schedules and clearly referenced to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that such officer or director has made a reasonable investigation of such matters.

Section 8.10 Third-Party Beneficiaries. This Agreement is solely between Larson Davis and Sensar and the Shareholders, and no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.11 Entire Agreement. This Agreement, together with the other agreements entered into between the parties contemporaneously with this Agreement (this Agreement and such other documents collectively referred to as the "Transaction Documents"), represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into the Transaction Documents. The Transaction Documents fully and completely express the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth in the Transaction Documents.

Section 8.12 Survival. The representations, warranties, and covenants of the respective parties shall survive the Closing of the transactions contemplated hereby.

Section 8.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement shall only be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.15 Severability. If and to the extent that any court of competent jurisdiction holds any provision, or any part thereof, of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement which shall continue in full force and effect.

Section 8.16 Successors and Assigns. This Agreement shall insure to the benefit of and be binding on the parties and their successors, assigns, heirs, executors, and administrators.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and the individuals have caused this Agreement to be executed as of the date first above written.


                                Larson Davis:

                                     LARSON DAVIS INCORPORATED


                                     By   /s/ Brian G. Larson
                                       Brian G. Larson, President

                                NewCo:

                                     NEWCO, INC.


                                     By   /s/ Brian G. Larson
                                       Brian G. Larson, President


                                Sensar:

                                     SENSAR CORPORATION


                                     By   /s/ Edgar D. Lee
                                       Edgar D. Lee, President



                                        /s/ Milton L. Lee
Milton L. Lee


                                       /s/ Edgar D. Lee
Edgar D. Lee